Exhibit 5.1


                                  July 15, 1996



IMC Securities, Inc.
3450 Bushwood Park Drive
Tampa, FL  33618



         Re:        IMC Securities, Inc.
                    Home Equity Loan Asset-Backed Pass-Through Certificates Registration Statement on Form S-3 -- No. 333-4911
                    ----------------------------------


Ladies and Gentlemen:

         We have acted as counsel to IMC Securities, Inc. (the "Depositor") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") previously filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and being amended today in respect of Home Equity Loan Asset-Backed Pass-Through Certificates (the "Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in substantially the form set forth as an exhibit to the Registration Statement, among the Depositor, Industry Mortgage Company, L.P. (the "Seller" and the "Servicer"), and a trustee (the "Trustee") to be identified in the prospectus supplement for such series of Certificates.

         We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we deemed appropriate as a basis for the opinions expressed below.

         The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

         This opinion is limited to matters involving the Federal laws of the United States of America, the laws of the State of New York and, to the extent relevent to the opinions expressed herein, the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.


         Based upon the foregoing, we are of the opinion that:

         1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Depositor, the Seller, the Servicer and the Trustee for such series, such Pooling and Servicing Agreement, will be a valid and legally binding obligation of the Depositor; and

         2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Depositor, the Seller, the Servicer and the Trustee for such series, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters".

         This opinion is furnished by us as counsel to the company and is solely for the benefit of the addressee thereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,


                                                   /s/ Arter & Hadden
                                                   ----------------------
                                                       Arter & Hadden